EXHIBIT 99.2
                                  ------------

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                    HCIA INC.

                     VS&A COMMUNICATIONS PARTNERS III, L.P.
                                VS&A-HCIA, L.L.C.

                                       AND

                                 VS&A-HCIA, INC.


                           DATED AS OF AUGUST 11, 1999

                                TABLE OF CONTENTS


ARTICLE I   THE MERGER.......................................................2

    SECTION 1.1   The Merger.................................................2
    SECTION 1.2   Closing....................................................2
    SECTION 1.3   Effective Time.............................................2
    SECTION 1.4   Effects of the Merger......................................2
    SECTION 1.5   Articles of Incorporation and Bylaws of the Surviving
                  Corporation and Acquiror...................................2
    SECTION 1.6   Stockholders'Meeting.......................................3
    SECTION 1.7   Directors and Officers of the Surviving Corporation........4

ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
            CONSTITUENT ENTITIES; EXCHANGE OF CERTIFICATES...................4

    SECTION 2.1   Effect on Capital Stock....................................4

        (a)   Cancellation of Treasury Stock and Acquiror-Owned Stock........4
        (b)   Conversion of HCIA Common Stock................................4
        (c)   Merger Sub Common Stock........................................5
        (d)   Acquiror and LLC Equity Interests..............................5
        (e)   Options........................................................5

    SECTION 2.2   Exchange of Certificates...................................6

        (a)   Exchange Agent.................................................6
        (b)   Exchange Procedures............................................6
        (c)   No Further Ownership Rights in HCIA Common Stock...............7
        (d)   Termination of Exchange fund...................................7
        (e)   No Liability...................................................7
        (f)   Investment of Exchange Fund....................................7
        (g)   Lost Certificates..............................................7


ARTICLE III   REPRESENTATIONS AND WARRANTIES.................................8


    SECTION 3.1   Representations and Warranties of Acquiror and Merger Sub..8

        (a)   Organization, Standing and Corporate Power.....................8
        (b)   Authority; Noncontravention....................................8
        (c)   Compliance with Applicable Laws; Litigation....................9
        (d)   Brokers.......................................................10
        (e)   Ownership of HCIA Common Stock................................10
        (f)   Full Disclosure...............................................10

    SECTION 3.2   Representations and Warranties of HCIA....................10

        (a)   Organization, Standing and Corporate Power....................10
        (b)   Subsidiaries..................................................11
        (c)   Capital Structure.............................................11
        (d)   Authority; Noncontravention...................................12
        (e)   SEC Documents; Undisclosed Liabilities........................14
        (f)   Information Supplied..........................................14
        (g)   Absence of Certain Changes or Events..........................15
        (h)   Compliance with Applicable Laws; Litigation...................16
        (i)   Absence of Changes in Benefit Plans...........................16
        (j)   Benefit Plans.................................................17
        (k)   Taxes.........................................................19
        (l)   Voting Requirements...........................................20
        (m)   State Takeover Statutes.......................................20
        (n)   Brokers.......................................................20
        (o)   Opinion of Financial Advisor..................................21
        (p)   Ownership of Acquiror Equity Interests........................21
        (q)   Intellectual Property.........................................21
        (r)   Certain Contracts.............................................24
        (s)   HCIA Rights Agreement.........................................25
        (t)   Environmental Liability.......................................25
        (u)   Insurance.....................................................26
        (v)   Transactions with Affiliates..................................26
        (w)   Employment Matters............................................27
        (x)   Title and Condition of Properties.............................27
        (y)   Net Operating Loss Carryforwards..............................27
        (z)   Full Disclosure...............................................28


ARTICLE IV  COVENANTS RELATING TO CONDUCT OF BUSINESS.......................28


    SECTION 4.1   Conduct of Business.......................................28

        (a)   Conduct of Business by HCIA...................................28
        (b)   Other Actions.................................................31
        (c)   Advice of Changes.............................................31

    SECTION 4.2   No Solicitation by HCIA...................................31

ARTICLE V   ADDITIONAL AGREEMENTS...........................................33

    Section 5.1   Access to Information; Confidentiality....................33
    SECTION 5.2   Best Efforts..............................................33
    SECTION 5.3   Indemnification, Exculpation and Insurance................35
    SECTION 5.4   Fees and Expenses.........................................35
    SECTION 5.5   Public Announcements......................................36
    Section 5.6   Conveyance Taxes..........................................36
    Section 5.7   Employee Benefits.........................................36


ARTICLE VI  CONDITIONS PRECEDENT............................................36


    Section 6.1   Conditions to Each Party's Obligation to Effect the Merger36

        (a) Stockholder Approval............................................36
        (b) HSR Act.........................................................36
        (c) Governmental, Regulatory and Other Approvals....................37
        (d) No Injunctions or Restraints....................................37

    SECTION 6.2   Conditions to Obligations of HCIA.........................37

        (a) Representations and Warranties..................................38
        (b) Performance of Obligations of Acquiror..........................38
        (c) Opinion.........................................................38
        (d) Certificate.....................................................38

    SECTION 6.3   Conditions to Obligations of Acquiror.....................38

        (a) Representations and Warranties..................................39
        (b) Performance of Obligations of HCIA..............................39
        (c) HCIA Rights Agreement...........................................39
        (d) Opinion.........................................................39
        (e) Material Adverse Change.........................................39
        (f) Consents........................................................39
        (g) Certificate.....................................................39


ARTICLE VII   TERMINATION, AMENDMENT AND WAIVER.............................40


    SECTION 7.1   Termination...............................................40
    Section 7.2   Effect of Termination.....................................41
    Section 7.3   Amendment.................................................42
    Section 7.4   Extension; Waiver.........................................42

ARTICLE VIII  GENERAL PROVISIONS............................................43

    SECTION 8.1   Nonsurvival of Representations and Warranties.............43
    SECTION 8.2   Notices...................................................43
    SECTION 8.3   Definitions...............................................44
    SECTION 8.4   Interpretation............................................45
    SECTION 8.5   Counterparts..............................................45
    SECTION 8.6   Entire Agreement; No Third-Party Beneficiaries............45
    SECTION 8.7   Governing Law.............................................46
    SECTION 8.8   Assignment................................................46
    SECTION 8.9   Headings, Etc.............................................46
    SECTION 8.10  Severability..............................................46
    SECTION 8.11  Transfer and Similar Taxes................................46

      THIS VS&A-HCIA, L.L.C. AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of August 11, 1999, among HCIA INC., a Maryland corporation ("HCIA"), VS&A Communications Partners III, L.P., a Delaware limited partnership ("Acquiror"), VS&A-HCIA, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of the Acquiror (the "LLC"), VS&A-HCIA, INC., a Delaware corporation and a wholly owned subsidiary of the LLC (the "Merger Sub").

                                   WITNESSETH:

      WHEREAS, the respective Boards of Directors of HCIA and Merger Sub, the General Partner of Acquiror and the Managing Member of the LLC (together, the "Constituent Entities") have each approved the merger of Merger Sub with and into HCIA (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of HCIA ("HCIA Common Stock," which reference shall be deemed to include the associated HCIA Rights (as defined in Section 3.2(c)), other than shares owned by HCIA or Acquiror, will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(b));

      WHEREAS, the respective Boards of Directors of HCIA and Acquiror have each approved the transactions contemplated by this Agreement;

      WHEREAS, pursuant to an agreement, dated as of the date hereof, among the Acquiror and certain stockholders of HCIA (the "Voting Agreement"), such stockholders have agreed, pursuant to the terms and conditions thereof, to vote all of the shares of HCIA Common Stock held by them in favor of the Merger;

      WHEREAS, the Board of Directors of HCIA has resolved to recommend to its stockholders the approval and adoption of this Agreement and the Merger and the consummation of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

      WHEREAS, HCIA and Acquiror desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

      SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Maryland General Corporation Law (the "MGCL") and the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into HCIA at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of Merger Sub shall cease and HCIA shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the MGCL and the DGCL.

      SECTION 1.2 CLOSING. The closing of the Merger (the "Closing") will take place on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Whiteford, Taylor & Preston L.L.P., Seven Saint Paul Street, Baltimore, Maryland 21202-1626.

      SECTION 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing articles and certificates of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the MGCL and the DGCL and shall make all other filings or recordings required under the MGCL and the DGCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Maryland State Department of Assessments and Taxation, or at such subsequent date or time as HCIA and Acquiror shall agree and specify in the Articles of Merger (the time the Merger becomes effective is hereinafter referred to as the "Effective Time").

      SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the MGCL and the DGCL.

      SECTION 1.5 ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION AND ACQUIROR. At the Effective Time, the Articles of Incorporation and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case until thereafter amended in accordance with applicable law.

      SECTION 1.6  STOCKHOLDERS' MEETING.

      HCIA, acting through its Board of Directors, shall, in accordance with applicable law as promptly as practicable following the date of this Agreement:

            (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "HCIA Stockholders Meeting") as promptly as practicable following the execution of this Agreement for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement and shall, subject to the provisions of Section 4.2(b), recommend to its stockholders the approval of this Agreement, the Merger and the other transactions contemplated hereby;

            (b) prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement relating to the Merger and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with the Acquiror, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement, including any amendment or supplement thereto (the "Proxy Statement"), to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement shall be made by HCIA without consultation with the Acquiror and its counsel, and (y) to obtain the necessary approvals for the Merger and this Agreement from its stockholders; and

            (c) subject to the provisions of Section 4.2(b) hereof, (x) include in the Proxy Statement the recommendation of the Board of Directors that the stockholders of HCIA approve the Merger, this Agreement and the transactions contemplated hereby, (y) use its best efforts to solicit from stockholders of HCIA proxies in favor of approval and adoption of this Agreement and the Merger and to take all other actions necessary or in the Acquiror's reasonable judgment advisable to secure such vote and (z) cooperate with the Acquiror, LLC and Merger Sub with respect to each of the foregoing matters. Notwithstanding the foregoing, HCIA and its Board of Directors may take and disclose to stockholders a position contemplated by Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if required to do so by the provisions of the Exchange Act applicable to HCIA, may comply with Rule 14d-9 promulgated under the Exchange Act if required to do so by the provisions of the Exchange Act applicable to HCIA, and may make all other disclosures required by the provisions of the Exchange Act applicable to HCIA.

            (d) If at any time prior to the Effective Time any information relating to Acquiror or HCIA, or any of their respective affiliates, officers or directors, should be discovered by Acquiror or HCIA which should be set forth in an amendment or supplement to the Proxy Statement, so that any document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto in writing and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of HCIA.

            (e) HCIA's obligations under this Section 1.6 shall at all times remain subject to the provisions of Sections 4.2(b), in the event that under the circumstances described therein, the Board of Directors of HCIA shall have received and accepted a Superior Proposal.

      SECTION 1.7 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of the Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the by-laws of the Surviving Corporation.

                                   ARTICLE II

                  EFFECT OF THE MERGER ON THE CAPITAL STOCK
                          OF THE CONSTITUENT ENTITIES;
                            EXCHANGE OF CERTIFICATES

      SECTION 2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, Merger Sub, the LLC, HCIA or the holder of any shares of the following securities:

            (a) CANCELLATION OF TREASURY STOCK AND ACQUIROR-OWNED STOCK. Each share of HCIA Common Stock that as of the Effective Time is owned by HCIA as treasury stock or is owned by Acquiror, the LLC, or Merger Sub shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (b) CONVERSION OF HCIA COMMON STOCK. Each issued and outstanding share of HCIA Common Stock (other than shares to be canceled in accordance with Section 2.1(a)), shall be converted into the right to receive $11.00 in cash, without interest (the "Merger Consideration"). As of the Effective Time, all such shares of HCIA Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of HCIA Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

            (c) MERGER SUB COMMON STOCK. Each share of common stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

            (d) ACQUIROR AND LLC EQUITY INTERESTS. At and after the Effective Time, each unit or other equity interest of Acquiror and the LLC issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding unit or other equity interest of Acquiror and the LLC and shall not be affected by the Merger.

            (e) OPTIONS. Except as otherwise agreed to in writing between HCIA and the holder of any option to purchase shares of HCIA Common Stock (collectively, the "HCIA Stock Options"), and as consented to by Acquiror, in its sole discretion, as of the Effective Time, each outstanding Option granted under the HCIA Stock Plans (as defined in Section 3.2(c)), whether or not then exercisable, shall be canceled by HCIA, and as of the Effective Time, the former holder thereof shall be entitled to receive from HCIA in consideration for such cancellation an amount in cash equal to the product of (i) the number of shares of HCIA Common Stock previously subject to such HCIA Stock Option (whether or not vested or exercisable) and (ii) the excess, if any, of the Merger Consideration per share over the exercise price per share of such HCIA Stock Option, such payments to be made at the option of the Acquiror on the Closing Date or as promptly as practicable following the Effective Time and in no event later than ten days following the Closing Date and to be reduced by the amount of withholding or other taxes required by law to be withheld by the Surviving Corporation. Except as provided herein or as otherwise agreed by the parties, the HCIA Stock Plans shall terminate as of the Effective Time, and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of HCIA or any of its subsidiaries shall be terminated as of the Effective Time so that on and after the Effective Time no holder of HCIA Stock Options shall have any option to purchase shares of capital stock or any other equity interest in HCIA and HCIA shall exercise its commercially reasonable best efforts to ensure that following the Effective Time, no current or former employee or director shall have any HCIA Stock Option to purchase shares of the HCIA Common Stock under any HCIA Stock Plan or otherwise. Prior to the Effective Time, the Board of Directors (or, if appropriate, any committee administering the HCIA Stock Plans) shall adopt such resolutions or take such actions as are necessary, subject if necessary, to obtaining consents of the holders of HCIA Stock Options, to carry out the terms of this Section 2.1(e).

      SECTION 2.2  EXCHANGE OF CERTIFICATES.

            (a) EXCHANGE AGENT. As of the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with such bank or trust company as may be designated by Acquiror (the "Exchange Agent") for the benefit of the holders of HCIA Common Stock, cash in the aggregate amount equal to the product of (i) the number of shares of HCIA Common Stock outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.1(a)) multiplied by (ii) the Merger Consideration (the "Exchange Fund").

            (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of HCIA Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall otherwise be in customary form) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of the Merger Consideration into which the number of shares of HCIA Common Stock previously represented by such Certificate(s) so surrendered shall have been converted pursuant to this Agreement, and the Certificate so surrendered shall forthwith be canceled. In the event of a surrender of a Certificate representing shares of HCIA Common Stock which are not registered in the transfer records of HCIA under the name of the person surrendering such Certificate, the Merger Consideration may be paid to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and if the person requesting such surrender shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the satisfaction of Acquiror, in its sole discretion, that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest shall be paid or will accrue on the Merger Consideration payable to holders of Certificates pursuant to the provisions of this Article II.

            (c) NO FURTHER OWNERSHIP RIGHTS IN HCIA COMMON STOCK. The Merger Consideration paid upon the surrender for exchange of

Certificates in accordance with the terms of this Article II shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of HCIA Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of HCIA Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Acquiror, the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

            (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Acquiror for payment of their claim for Merger Consideration,

            (e) NO LIABILITY. None of HCIA, Acquiror, the LLC, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any cash or other distribution payable from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (f) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest cash included in the Exchange Fund, as directed by Acquiror, on a daily basis. Any interest and other income resulting from such investments shall be paid to Acquiror.

            (g) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and; the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to the shares of HCIA Common Stock formerly represented thereby.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB. Except as disclosed in the Disclosure Schedule delivered by Acquiror and
Merger Sub to HCIA on the date of the execution of this Agreement (the "Acquiror

Disclosure Schedule"), Acquiror and Merger Sub jointly and severally represent and warrant to HCIA as follows:

            (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Acquiror and its subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on Acquiror. Each of Acquiror and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Acquiror.

            (b) AUTHORITY; NONCONTRAVENTION. Each of Acquiror, the LLC and Merger Sub has or will have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Acquiror, the LLC and Merger Sub, and the consummation by Acquiror, the LLC and Merger Sub of the transactions contemplated hereby have been or will be duly authorized by, all necessary action on the part of Acquiror, the LLC and Merger Sub. This Agreement has been or will be duly executed and delivered by Acquiror, the LLC and Merger Sub and, assuming the due authorization, execution and delivery thereof by HCIA, constitutes (or will constitute, as the case may be) the legal, valid and binding obligation of Acquiror, the LLC and Merger Sub, enforceable against Acquiror, the LLC and Merger Sub in accordance with its terms. The execution and delivery of this Agreement by the Acquiror, the LLC and Merger Sub does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien, security interest or encumbrance ("Liens") upon any of the properties or assets of Acquiror or any of its subsidiaries or in any restriction on the conduct of Acquiror's business or operations under, (i) the certificate of limited partnership and the limited partnership agreement of Acquiror (the "Acquiror Certificate") or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Acquiror or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses
(ii) and (iii), any such conflicts, violations, defaults, rights, losses, restrictions or Liens that individually or in the aggregate would not (x) have a material adverse effect on Acquiror or (y) reasonably be expected to impair the ability of Acquiror or Merger Sub to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement by Acquiror, or the consummation by Acquiror or Merger Sub of the transactions contemplated hereby, except for: (1) the filing of a pre-merger notification and report form by Acquiror under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction; (2) the filing with the SEC of such reports under Sections 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby; (3) the filing of the Articles of Merger with the Maryland State Department of Assessments and Taxation and the Secretary of State of the State of Delaware appropriate documents with the relevant authorities of other states in which Acquiror is qualified to do business and such filings with Governmental Entities as may be necessary to satisfy the applicable requirements of state securities or "blue sky" laws; and (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Acquiror or (y) reasonably be expected to impair the ability of Acquiror or Merger Sub to perform its obligations under this Agreement.

            (c) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Acquiror or any of its subsidiaries or any of their respective properties, is pending or, to the best knowledge (as defined in Section 8.3) of Acquiror, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (A) have a material adverse effect on Acquiror or (B) reasonably be expected to impair the ability of Acquiror or Merger Sub to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby.

            (d) BROKERS. Except for Veronis, Suhler & Associates Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror.

            (e) OWNERSHIP OF HCIA COMMON STOCK. To the knowledge of Acquiror, as of the date hereof or at any time within twelve months prior to the date of this Agreement, neither Acquiror nor any subsidiary thereof, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or
(ii) other than the Voting Agreement is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of HCIA.

            (f) FULL DISCLOSURE. None of the representations or warranties made by Acquiror herein or in any schedule hereto, including the Acquiror Disclosure Schedule, or any certificate furnished by Acquiror pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

      SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF HCIA. Except as disclosed in the Disclosure Schedule delivered by HCIA to Acquiror on the date of the execution of this Agreement (the "HCIA Disclosure Schedule"), HCIA represents and warrants to Acquiror as follows:

            (a)   ORGANIZATION, STANDING AND CORPORATE POWER.

                  (i) Each of HCIA and its subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect on HCIA. Each of HCIA and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on HCIA. HCIA has delivered to Acquiror true, correct and complete copies of the minute books of HCIA and each of its subsidiaries.

            (b) SUBSIDIARIES. The HCIA Disclosure Schedule includes all the subsidiaries of HCIA. All the outstanding shares of capital stock of, or other equity interests in, each such subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by HCIA, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except as set forth in the HCIA Disclosure Schedule, HCIA does not own any equity interest in any person.

            (c) CAPITAL STRUCTURE. The authorized capital stock of HCIA consists of 50,000,000 shares of HCIA Common Stock, and 500,000 shares of preferred stock, par value $.01 per share ("HCIA Preferred Stock"). As of the date hereof:
(i) 11,851,125 shares of HCIA Common Stock were issued and outstanding; (ii) no shares of HCIA Common Stock were held by HCIA in its treasury; (iii) no shares of HCIA Preferred Stock were issued and outstanding; (iv) 2,927,038 shares of HCIA Common Stock were reserved for issuance pursuant to all stock option, restricted stock or other stock-based compensation, benefits or savings plans, agreements or arrangements in which current or former employees, consultants or directors of HCIA or its subsidiaries participate as of the date hereof, complete and correct copies of which, in each case as amended as of the date hereof, have been made available to Acquiror (such plans, collectively, the "HCIA Stock Plans"); and (v) 118,511.25 shares of HCIA Preferred Stock designated as Series A Junior Participating Preferred Stock were reserved for issuance upon the exercise of preferred stock purchase rights (the "HCIA Rights") issued pursuant to the Stockholders Rights Agreement, dated as of April 23, 1997, between HCIA and Chase Mellon Shareholder Services, L.L.C., as rights agent (the "HCIA Rights Agreement"). The HCIA Disclosure Schedule sets forth a complete and correct list, as of the date hereof, of the number of shares of HCIA Common Stock subject to HCIA Stock Options, including, without limitation, the number of employee stock options or other rights to purchase or receive HCIA Common Stock granted under the HCIA Stock Plans (collectively, "HCIA Employee Stock Options"). All outstanding shares of capital stock of HCIA are, and all shares which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.2(c), and except for changes resulting from the issuance of shares of HCIA Common Stock pursuant to the exercise after the date of this Agreement of HCIA Employee Stock Options which were issued prior to the date of this Agreement, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of HCIA, (B) any securities of HCIA or any HCIA subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of HCIA, (C) any warrants, calls, options or other rights to acquire from HCIA or any HCIA subsidiary, and any obligation of HCIA or any HCIA subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of HCIA, and (y) there are no outstanding obligations of HCIA or any HCIA subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (A) securities of HCIA or any HCIA subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any HCIA subsidiary, (B) warrants, calls, options or other rights to acquire from HCIA or any HCIA subsidiary, or obligations of HCIA or any HCIA subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any HCIA subsidiary or (C) obligations of HCIA or any HCIA subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of HCIA subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither HCIA nor any HCIA subsidiary is a party to any agreement restricting the purchase or transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of the HCIA Employee Stock Options, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences. Other than as set forth on the HCIA Disclosure Schedule, all outstanding shares of capital stock of the subsidiaries of HCIA are owned free and clear of all Liens, and HCIA does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity.

            (d) AUTHORITY; NONCONTRAVENTION. HCIA has all requisite corporate power and authority to enter into this Agreement and, subject to the HCIA Stockholder Approval (as defined in Section 3.2(l)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by HCIA and the consummation by HCIA of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of HCIA, subject, in the case of the Merger, to the HCIA Stockholder Approval. This Agreement has been duly executed and delivered by HCIA and, assuming the due authorization, execution and delivery thereof by Acquiror, constitutes the legal, valid and binding obligation of HCIA, enforceable against HCIA in accordance with its terms. The execution and delivery of this Agreement by HCIA does not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of HCIA or any of its subsidiaries or any restriction on the conduct of HCIA's, or any of its subsidiaries', business or operations under, (i) the articles of incorporation of HCIA, as amended (the "HCIA Articles"), or bylaws or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to HCIA or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HCIA or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses, restrictions or Liens that individually or in the aggregate would not (x) have a material adverse effect on HCIA or any of its subsidiaries or (y) reasonably be expected to impair the ability of HCIA to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to HCIA or any of its subsidiaries in connection with the execution and delivery of this Agreement by HCIA or the consummation by HCIA of the transactions contemplated hereby, except for (1) the filing of a pre-merger notification and report form by HCIA under the HSR Act or filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction; (2) the filing with the SEC of (A) the Proxy Statement relating to the HCIA Stockholders' Meeting, and (B) such reports under Sections 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (3) the filing of the Articles of Merger with the Maryland State Department of Assessments and Taxation and the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which HCIA is qualified to do business and such filings with Governmental Entities as may be necessary to satisfy the applicable requirements of state securities or "blue sky" laws; and (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on HCIA or any of its subsidiaries or (y) reasonably be expected to impair the ability of HCIA to perform its obligations under this Agreement. The HCIA Disclosure Schedule sets forth a list of all third party consents and approvals required to be obtained by HCIA in connection with this Agreement under the Material Contracts prior to the consummation of the transactions contemplated by this Agreement.

            (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. HCIA has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since December 31, 1996 (as such documents have been amended since the time of their filing collectively the "HCIA SEC Documents"). As of their respective dates, the HCIA SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended ("the Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such HCIA SEC Documents, and none of the HCIA SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of HCIA's subsidiaries is required to file any forms, reports or other documents with the SEC. The consolidated financial statements of HCIA and its subsidiaries included in the HCIA SEC Documents have been prepared from and are in accordance with the books and records of HCIA and its consolidated subsidiaries, comply as to form, as of their respective dates of filing with the SEC, in all respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of HCIA and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither HCIA nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on HCIA.

            (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by HCIA specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to HCIA's stockholders or at the time of the HCIA Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by HCIA with respect to statements made or incorporated by reference therein based on information supplied by Acquiror specifically for inclusion or incorporation by reference in the Proxy Statement.

            (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as permitted by Section 4.1(a), since December 31, 1998, HCIA and its subsidiaries have conducted their business only in the ordinary course consistent with past practice and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of HCIA's capital stock or any redemption or other acquisition by HCIA of any shares of its capital stock, (ii) any split, combination or reclassification of any of HCIA's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of HCIA's capital stock, except for issuances of HCIA Common Stock upon exercise or conversion of HCIA Employee Stock Options, in each case awarded prior to the date hereof in accordance with their present terms, (iii) except as set forth in the HCIA Disclosure Schedule,
(A) any granting by HCIA or any of its subsidiaries to any current or former director, officer, consultant or other key employee of HCIA or its subsidiaries of any increase in compensation, bonus, insurance or other benefits, except for normal increases as a result of promotions, normal increases of base pay or target bonuses in the ordinary course of business or as was required under any employment agreements in effect as of December 31, 1998, (B) any granting by HCIA or any of its subsidiaries to any such current or former director, officer, consultant or employee of any increase in severance or termination pay, or (C) any entry by HCIA or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting (other than those for annual compensation of $100,000 or less), severance, termination or indemnification agreement with any such current or former director, officer, consultant or key employee, (iv) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by HCIA materially affecting its assets, liabilities or business, (v) any tax election that individually or in the aggregate would have a material adverse effect on HCIA or any of its tax attributes or any settlement or compromise of any material income tax liability, (vi) any entry into or any amendment to any agreement, commitment or transaction by HCIA or any subsidiary thereof which is material to HCIA or any subsidiary thereof other than agreements entered into in the ordinary course of business with person or entities not affiliated with HCIA or (vii) any action taken by HCIA or any of the HCIA subsidiaries during the period from January 1, 1999 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(a).

            (h)   COMPLIANCE WITH APPLICABLE LAWS; LITIGATION.

                  (i) HCIA, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of HCIA and its subsidiaries (the "HCIA Permits") except where the failure to have any such HCIA Permits individually or in the aggregate would not have a material adverse effect on HCIA.

                  (ii) Except as specifically disclosed in the HCIA Disclosure Schedule, HCIA and its subsidiaries are in compliance with the terms of the HCIA Permits and all applicable local, state, federal and foreign laws, rules, regulations, and ordinances (collectively "Applicable Laws") relating to HCIA and its subsidiaries or their businesses or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not have a material adverse effect on HCIA or any of its subsidiaries. As of the date of this Agreement, except as disclosed in the HCIA Disclosure Schedule, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to HCIA or any of its subsidiaries or any of their respective properties, is pending or, to the best knowledge of HCIA, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (A) have a material adverse effect on HCIA or (B) reasonably be expected to impair the ability of HCIA to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated hereby.

                  (iii) Neither HCIA nor any HCIA subsidiary is subject to any outstanding order, injunction, judgment or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have, a material adverse effect on HCIA.

            (i) ABSENCE OF CHANGES IN BENEFIT PLANS. The HCIA Disclosure Schedule lists the following employee benefit plans sponsored or maintained by HCIA and or its subsidiaries: (1) pension, profit sharing, deferred compensation, incentive compensation (other than agreements with 50 salespersons entered into in the ordinary course of business, copies of which have been provided to Acquiror), bonus, stock option, stock purchase, phantom stock, vacation, severance, disability, medical, hospitalization, dental, life insurance or other plans, arrangements or understandings providing pension, welfare or incentive compensation benefits, or (2) employment agreements, consulting agreements, management retention and severance agreements with any current or former officers, key employees, consultants or directors of HCIA or any subsidiary thereof (collectively, the "HCIA Benefit Plans"). HCIA has delivered to Acquiror or provided to Acquiror for review true and complete copies of (i) plan documents (as applicable) and summary plan descriptions with respect to all "employee welfare benefit plans" and "employee pension benefit plans" (within the meaning of Sections 3(1) or 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored or maintained by HCIA or its subsidiaries ("ERISA Plans"), (ii) plan documents or summary descriptions of all bonus or incentive compensation plans, programs and arrangements for employees of HCIA and/or its subsidiaries including, without limitation, stock option and stock purchase plans, (iii) all severance and employment agreements of HCIA with directors, consultants, officers or employees, (iv) all written and unwritten severance programs and policies of each of HCIA and each HCIA subsidiary, and (v) all plans or arrangements of HCIA and each HCIA subsidiary relating to its employees which contain change in control provisions. HCIA has or will deliver to Acquiror true and complete copies of the IRS Form 5500 filed in the most recent plan year with respect to any ERISA Plan, including, as applicable, all schedules thereto and financial statements with attached opinions of independent auditors. Except as set forth in the HCIA Disclosure Schedule, since December 31, 1998, there has not been any adoption or amendment in any respect by HCIA or any of its subsidiaries of any HCIA Benefit Plan, or any change in the manner in which contributions to any HCIA deferred compensation plan is made or the basis on which such contributions are determined. Since December 31, 1998, neither HCIA nor any HCIA subsidiary has amended any stock option or stock bonus plan to accelerate the vesting of, or release restrictions on, awards thereunder, or to provide for such acceleration in the event of a change in control.

            (j)   BENEFIT PLANS.

                  (i) The HCIA Benefit Plans have been operated, and are, in substantial compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all other Applicable Laws and the terms of such benefit plans, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on HCIA. Each HCIA Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any HCIA Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the best knowledge of HCIA, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such HCIA Benefit Plan or the exempt status of any such trust.

                  (ii) No HCIA Benefit Plan is subject to Title IV of ERISA or is a "multi-employer plan" within the meaning of Section 3(37) of ERISA, and neither HCIA nor any other organization which is a member of a "controlled group" of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which HCIA is a member, has ever maintained, or been obligated to contribute to, a plan subject to Title IV of ERISA or a multi-employer plan.

                  (iii) No HCIA Benefit Plan provides medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) other than individual arrangements the amounts of which are not material.

                  (iv) Neither HCIA nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against HCIA or any of its subsidiaries pending or, to the best knowledge of HCIA, threatened which may interfere with the respective business activities of HCIA or any of its subsidiaries. As of the date of this Agreement, none of HCIA, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of HCIA or any of its subsidiaries, and there is no charge or complaint against HCIA or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or, to the best knowledge of HCIA, threatened against HCIA or any of its subsidiaries

                  (v) Except as set forth in the HCIA Disclosure Schedule, no employee of HCIA will be entitled to any payment (whether severance pay or otherwise), additional benefits or any acceleration of the time of payment or vesting of any benefits under any HCIA Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment).

                  (vi) There are no material unresolved claims or disputes under the terms of, or in connection with, any HCIA Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any material claim.

                  (vii) To the best knowledge of HCIA, no non-exempt "prohibited transaction" (within the meaning of Section 4975(c) of the Code) involving any HCIA Benefit Plan has occurred that could subject HCIA to any tax penalty or other cost or liability (by indemnification or otherwise). All contributions required to be made under the terms of any HCIA Benefit Plan have been timely made.

            (k)   TAXES.

                  (i) Except as set forth in the HCIA Disclosure Schedule each of HCIA and its subsidiaries has filed all federal, state, foreign, local, income, sales and other tax returns and reports required to be filed by it (taking into account applicable extensions) and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. HCIA and each of its subsidiaries has paid (or HCIA has paid or caused to be paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the HCIA SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by HCIA and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (ii) No deficiencies for any taxes have, to the best knowledge of HCIA, been proposed, asserted or assessed against HCIA or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on HCIA. Except as provided in the HCIA Disclosure Schedule, all of the federal income tax returns of the affiliated group of which HCIA is the common parent have closed by virtue of the applicable statute of limitations.

                  (iii) Except as set forth in the HCIA Disclosure Schedule, neither HCIA nor any HCIA subsidiary has made any parachute payments as such term is defined in Section 280G of the Code, neither is obligated to make any parachute payments, and neither is a party to any agreement that under certain circumstances could obligate it, or any successor in interest, to make any parachute payments that will not be deductible under Section 280G of the Code. Neither HCIA nor any HCIA subsidiary is obligated to make reimbursement or gross-up payments to any person in respect to excess parachute payments.

                  (iv) No federal, state, local or foreign audits, examinations or other administrative proceedings have been commenced or, to the best knowledge of HCIA, are pending with regard to any taxes or tax returns of HCIA or of any of its subsidiaries. No written notification has been received by HCIA or by any of its subsidiaries that such an audit, examination or other proceeding is pending or threatened with respect to any taxes due from or with respect to or attributable to HCIA or any of its subsidiaries or any tax return filed by or with respect to HCIA or any of its subsidiaries. To the best of HCIA'S knowledge, there is no dispute or claim concerning any tax liability of HCIA or any of its subsidiaries either claimed or raised by any United States or foreign taxing authority in writing.

                  (v) During their most recent five taxable years, respectively, neither HCIA nor any of its subsidiaries has made a change in tax accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which has or would be reasonably likely to have a material adverse effect on HCIA or any of its subsidiaries. Neither HCIA nor any of its subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code or any similar provision of foreign, state or local law, by reason of a voluntary change in tax accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method).

                  (vi) Neither HCIA nor any of its subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement, tax indemnification agreement or similar contract or arrangement. Neither HCIA nor any of its subsidiaries is aware of any potential liability or obligation to any person as a result of, or pursuant to, any such agreement, contract or arrangement. Neither HCIA nor any of its subsidiaries has any liability for taxes of another person by contract or otherwise.

            (l) VOTING REQUIREMENTS. The affirmative vote at the HCIA Stockholders' Meeting (the "HCIA Stockholder Approval") of the holders of a majority of all outstanding shares of HCIA Common Stock entitled to vote at a duly convened and held meeting of HCIA stockholders is the only vote of the holders of any class or series of HCIA's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

            (m) STATE TAKEOVER STATUTES. The Board of Directors of HCIA has adopted a resolution or resolutions approving this Agreement and the transactions contemplated hereby and, assuming the accuracy of Acquiror's representation and warranty contained in Section 3.1(e), such approval constitutes approval of the Merger and the other transactions contemplated hereby by the HCIA Board of Directors under the provisions of Sections 3-602 and 3-701 et seq. of the MGCL such that Sections 3-602 and 3-701 et seq. of the MGCL do not apply to this Agreement or the transactions contemplated hereby. No state takeover statute other than Sections 3-602 and 3-701 et seq. of the MGCL (which have been rendered inapplicable) is applicable to the Merger or the other transactions contemplated hereby.

            (n) BROKERS. Except as set forth in the HCIA Disclosure Schedule, no broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HCIA.

            (o) OPINION OF FINANCIAL ADVISOR. The Board of Directors of HCIA has received the opinion of Deutsche Bank Securities, Inc., dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of HCIA Common Stock, a signed copy of which opinion will be delivered to Acquiror on the date hereof.

            (p) OWNERSHIP OF ACQUIROR EQUITY INTERESTS. To the best knowledge of HCIA, as of the date hereof or at any time within twelve months prior to the date of this Agreement neither HCIA nor, to its knowledge without independent investigation, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act) or owned, directly or indirectly, or (ii) is or was party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, equity interests of Acquiror.

            (q)   INTELLECTUAL PROPERTY.

                  (i) HCIA or its subsidiaries own or have a valid right to use all of their trademarks, copyrights, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature, together with all applications, registrations and goodwill related to the foregoing (collectively, "Trademarks"); patents; Software (as defined below); confidential information, know-how, proprietary processes, formulae, algorithms, models, methodologies and other trade secrets (collectively, "Trade Secrets") used in or necessary for the conduct of HCIA's and each of its subsidiary's business as currently conducted, except where the failure to possess such right would not have a material adverse effect on HCIA's and its subsidiaries' business as currently conducted considered as a whole (all such intellectual property being referred to herein as the "Intellectual Property"). For purposes of this Section 3.2(q), "Software" means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, (d) the technology supporting any Internet site(s) operated by or on behalf of HCIA or any of its subsidiaries and (e) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  (ii) HCIA and its subsidiaries own or have a valid right to use all items of Intellectual Property set forth in the HCIA Disclosure Schedule and own or have the right to use all items of Intellectual Property necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by HCIA and its subsidiaries and to conduct the business of HCIA and its subsidiaries as presently conducted or as currently proposed to be conducted. The Intellectual Property owned by HCIA or any subsidiary is free and clear of all Liens.

                  (iii) The Intellectual Property owned by HCIA or any of its subsidiaries and, to HCIA's best knowledge, any Intellectual Property used by HCIA, is valid and subsisting, in full force and effect, and has not been rescinded, canceled, expired, or abandoned. There is no pending or, to HCIA's best knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against any registrations in respect of the Intellectual Property owned by HCIA or any of its subsidiaries, or, to HCIA's best knowledge, against any Intellectual Property licensed to HCIA or any of its subsidiaries.

                  (iv) To the best knowledge of HCIA or any of its subsidiaries, the conduct of the business of HCIA and its subsidiaries as currently conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any patent, copyright trademark, service mark, trade secret or other intellectual property rights owned or controlled by any third party. There are no claims or suits pending or, to the best knowledge of HCIA, threatened, and neither HCIA nor any of its subsidiaries has received any notice of a third-party claim or suit, (a) alleging that its activities or the conduct of its business infringes upon, violates, or constitutes the unauthorized use of the intellectual property rights of any third party or (b) challenging the ownership, use, validity or enforceability of any Intellectual Property.

                  (v) There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations which in any respect (a) restrict the right of HCIA or its subsidiaries to use any Intellectual Property, or (b) restrict the business of HCIA or its subsidiaries in order to accommodate a third party's intellectual property rights.

                  (vi) All of HCIA's and its subsidiaries' patents, trademarks and copyrights issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices or governmental agencies of other countries have been so duly registered, filed in or issued, as the case may be, have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations, and HCIA and its subsidiaries, as the case may be, are the record owners thereof. There have been no acts or omissions by HCIA or its subsidiaries, the result of which would be to compromise the rights of HCIA or its subsidiaries to apply for or enforce appropriate legal protection of such Intellectual Property.

                  (vii) HCIA and each of its subsidiaries have adopted reasonable measures in accordance with normal industry practice to protect the confidentiality of Trade Secrets and other confidential Intellectual Property, including (a) requiring all of its employees, officers, agents, consultants, directors and independent contractors having access thereto to execute written nondisclosure agreements and (b) requiring all licensees to maintain the confidentiality of its Trade Secrets. To the best knowledge of HCIA or its subsidiaries, no Trade Secret has been knowingly disclosed or authorized to be disclosed to any third party other than pursuant to a nondisclosure agreement or other appropriate instrument that adequately protects HCIA and the applicable subsidiary's proprietary interests in and to such Trade Secrets. To the best knowledge of HCIA, no party to any nondisclosure agreement or nondisclosure obligation relating to its Trade Secrets is in breach or default thereof. No former employees, officers, agents, consultants, directors or independent contractors of HCIA or any of its subsidiaries have asserted any claim, or have any, valid claim or valid right to any of HCIA's or any of its subsidiaries' Intellectual Property used in or necessary for the conduct of HCIA's or its subsidiaries' business as now conducted or as currently proposed to be conducted. To HCIA's best knowledge, no employee, officer, agent, independent contractor, consultant or director of HCIA or any of its subsidiaries is a party to or otherwise bound by any agreement with any other person (including, any former employer) which conflicts with any obligation or commitment of such employee to HCIA or any of its subsidiaries under any agreement to which he or she is a party.

                  (viii) To the best knowledge of HCIA, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by HCIA or any of its subsidiaries.

                  (ix) The consummation of the transactions contemplated hereby shall not result in the loss or impairment of HCIA's or of any subsidiary's right to own or use any of the Intellectual Property, and will not require the consent of any governmental authority.

                  (x) The computer systems of HCIA and its subsidiaries (including all Software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment) are Year 2000 Compliant or will be Year 2000 Compliant by December 31, 1999. "Year 2000 Compliant" means that the computer systems: (i) are capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000, including calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing or any other input or output; (ii) have the ability to provide date recognition for any data element without limitation (including date-related data represented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values); (iii) have the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000; (iv) have the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000; (vi) have the ability to process correctly after January 1, 2000 data containing dates before that date; and (vii) have the ability to recognize all "leap years," including February 29, 2000.

            (r) CERTAIN CONTRACTS. The HCIA Disclosure Schedule sets forth a complete and correct list as of the date hereof of the following types of agreements to which HCIA or any subsidiary thereof is a party to or bound by:
(i) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of HCIA and its subsidiaries (including, for purposes of this Section 3.2(r), Acquiror and its subsidiaries, assuming the Merger has taken place), taken as a whole, is or would be conducted; (ii) exclusive supply or purchase contracts or any exclusive requirements contracts; (iii) agreements filed as an exhibit to the HCIA SEC Documents and each agreement that would have been required to be filed as an exhibit to the HCIA SEC Documents had such agreement been entered into as of the date of filing of any such HCIA SEC Document; (iv) employment, severance, termination, consulting (other than those for annual compensation of $50,000 or less) and retirement agreements; (v) loan agreements, indentures, letters of credit, mortgages, notes and other debt instruments evidencing indebtedness in excess of $50,000; (vi) agreements that require aggregate future payments to or by HCIA or any subsidiary thereof of more than $100,000 per annum (other than purchase orders and other transactions entered into in the ordinary course of business consistent with past practice with a term not exceeding one year);
(vii) agreements containing any "change of control" provisions which, if triggered, would involve payments by HCIA or any subsidiary in excess of $50,000 or other material rights or obligations; (viii) material agreements with any key employee, director, officer, or person known to HCIA to be a direct or indirect stockholder of HCIA; (ix) joint venture, partnership and similar agreements involving a sharing of profits; (x) acquisition or divestiture agreements relating to (A) the sale of assets or stock of HCIA or any subsidiary or (B) the purchase of assets or stock of any other person, specifying any earn-out or other payments required to be made after the date hereof; (xi) brokerage, finder's or financial advisory agreements; (xii) guarantees of indebtedness for borrowed money of any person; or (xiii) contracts or other agreements which would prohibit or delay the consummation of the Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in the foregoing clauses being collectively referred to herein as "Material Contracts"). HCIA has delivered to Acquiror or made available to Acquiror for review, prior to the execution of this Agreement, complete and correct copies of all Material Contracts. Each Material Contract constitutes the legal, valid and binding obligation of HCIA enforceable against HCIA in accordance with its terms (or, to the extent a HCIA subsidiary is a party, such subsidiary) and is in full force and effect, and HCIA and each HCIA subsidiary have in all respects performed all obligations required to be performed by them to date under each Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on HCIA or any of its subsidiaries. Neither HCIA nor any HCIA subsidiary knows of, or has received notice of, any violation or default under (nor, to the best knowledge of HCIA, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Material Contract.

            (s) HCIA RIGHTS AGREEMENT. HCIA has taken all action (including, if required, redeeming all of the outstanding preferred stock purchase rights issued pursuant to the HCIA Rights Agreement or amending or terminating the HCIA Rights Agreement) so that the entering into of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the grant of any rights to any person under the HCIA Rights Agreement or enable or require the HCIA Rights to be exercised, distributed or triggered.

            (t) ENVIRONMENTAL LIABILITY. Except as set forth in the HCIA Disclosure Schedule and except for matters which, individually or in the aggregate, would not have or be reasonably likely to have a material adverse effect on HCIA or any of its subsidiaries, (i) HCIA and each subsidiary is in compliance with all applicable Environmental Laws (as defined below); (ii) all permits and other governmental authorizations currently held by HCIA and each subsidiary pursuant to the Environmental Laws are in full force and effect, HCIA and each subsidiary is in compliance with all of the terms of such permits and authorizations, and no other permits or authorizations are required by HCIA or any subsidiary for the conduct of their respective businesses; and (iii) the management, handling, storage, transportation, treatment, and disposal by HCIA and each subsidiary of any Hazardous Materials (as defined below) has been in compliance with all applicable Environmental Laws. Neither HCIA nor any subsidiary has received any written communication that alleges that HCIA or any subsidiary is not in compliance in all material respects with all applicable Environmental Laws. Except as set forth in the HCIA Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or, to the best knowledge of HCIA, threatened against HCIA or any of its subsidiaries seeking to impose, or that could reasonably be expected to result in the imposition, on HCIA or any of its subsidiaries, of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. To the best knowledge of HCIA, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation or any of its subsidiaries on HCIA. As used in this Agreement, these terms shall have the following meanings:

                  (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or governmental authority alleging potential liability against HCIA or any of its subsidiaries arising out of, based on or resulting from the presence, or release or threatened release into the environment, of any Hazardous Materials at any location owned or leased by HCIA or any subsidiary thereof or other circumstances forming the basis of any violation or alleged violation of any Environmental Law.

                  (ii) "Environmental Laws" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

                  (iii) "Hazardous Materials" means wastes, substances or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous substances", "toxic substances", "radioactive materials", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

            (u) INSURANCE. HCIA and each of its subsidiaries have policies of insurance of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of HCIA and its subsidiaries. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, except questioned, denied or disputed claims the failure to provide coverage for which would not, individually or in the aggregate, have a material adverse effect on HCIA. All premiums due and payable under all such policies have been paid and HCIA and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies. HCIA has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

            (v) TRANSACTIONS WITH AFFILIATES. Except as disclosed in the HCIA Disclosure Schedule, since December 31, 1998, there have been no transactions, agreements, arrangements or understandings between HCIA and its affiliates that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

            (w) EMPLOYMENT MATTERS. Except as set forth in the HCIA Disclosure Schedule, to the best knowledge of HCIA, no vice president or key group of employees has any plans to terminate their employment with HCIA or any of its subsidiaries as a result of the transactions contemplated hereby or otherwise. HCIA and each subsidiary is in compliance with all laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions, except where noncompliance would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on HCIA or any of its subsidiaries.

            (x) TITLE AND CONDITION OF PROPERTIES. Except as set forth in the HCIA Disclosure Schedule, HCIA and its subsidiaries own good and marketable title, free and clear of all Liens, to all of their real and personal property and assets shown on the December 31, 1998 audited consolidated financial statements of HCIA and its consolidated subsidiaries, except for (i) assets which have been disposed of to nonaffiliated third parties since December 31, 1998 in the ordinary course of business, (ii) Liens reflected in such financial statements or in the notes thereto, (iii) Liens or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (iv) Liens for current taxes not yet due and payable. All of the machinery, equipment and other tangible personal property and assets owned or used by HCIA and its subsidiaries are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are useable in the ordinary course of business.

The personal property and assets of HCIA and its subsidiaries which are shown in the December 31, 1998 audited consolidated financial statements of HCIA and its consolidated subsidiaries or which were acquired after December 31, 1998, and the Intellectual Property owned or used by HCIA and its subsidiaries collectively include all assets necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by HCIA and its subsidiaries and to conduct the business of HCIA and its subsidiaries as presently conducted or as currently contemplated to be conducted.

            (y) NET OPERATING LOSS CARRYFORWARDS. To the best knowledge of HCIA, after consultation with its outside tax accountants, the net operating loss carryforwards of HCIA and its subsidiaries as of the date hereof are in excess of $107,000,000 and constitute valid net carryforwards which have been properly and accurately recorded on the consolidated financial statements of HCIA in accordance with GAAP applied on a consistent basis.

            (z) FULL DISCLOSURE. None of the representations or warranties made by HCIA herein or in any schedule hereto, including the HCIA Disclosure Schedule, or any certificate furnished by HCIA pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

      SECTION 4.1  CONDUCT OF BUSINESS.

            (a) CONDUCT OF BUSINESS BY HCIA. Except as set forth in the HCIA Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Acquiror in writing, during the period from the date of this Agreement to the Effective Time, HCIA shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use commercially reasonable best efforts to preserve intact their current business organizations, use commercially reasonable best efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them so that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, HCIA shall not, and shall not permit any of its subsidiaries to:

                  (i) (x) declare, set aside or pay any dividends on, make any other distributions payable in cash, stock, or property in respect of, or enter into any agreement with respect to the voting of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of HCIA Common Stock upon the exercise of HCIA Employee Stock Options outstanding as of the date hereof in accordance with their present terms (including cashless exercises) or (z) purchase, redeem or otherwise acquire any shares of capital stock of HCIA or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (except, in the case of clause (z), for the deemed acceptance of shares upon cashless exercises of HCIA Employee Stock Options, or in connection with withholding obligations relating thereto);

                  (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of shares of HCIA Common Stock upon the exercise of HCIA Employee Stock Options outstanding as of the date hereof in accordance with their present terms);

                  (iii) except as contemplated hereby, amend its articles of incorporation, bylaws or other comparable organizational documents;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, or, except for transactions in the ordinary course of business consistent with past practice pursuant to contracts or agreements in force at the date of this Agreement make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a subsidiary of HCIA provided however, that in no event shall any such investments exceed $50,000 in any single case or $150,000 in the aggregate.

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice, including, without limitation, in connection with consolidation of acquired businesses or as would not have a material adverse effect on HCIA or any of its subsidiaries;

                  (vi) take any action that would cause the representations and warranties set forth in Section 3.2(g) to be no longer true and correct or that would impair or delay the ability of HCIA to consummate the Merger in accordance with the terms hereof;

                  (vii) other than in the ordinary course of business, make any loans or advances to any person (other than wholly owned subsidiaries of HCIA), incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money, other than pursuant to a credit facility in effect as of the date hereof (including any replacement facilities), in the ordinary course of business consistent with past practice;

                  (viii) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

                  (ix) other than in the ordinary course of business, enter into or terminate any material contract or agreement (including, without limitation, any of the Material Contracts), or make any change in any of its material leases or contracts (including, without limitation, any of the Material Contracts), other than amendments or renewals of contracts and leases without material adverse changes of terms or waive, release or assign any claims with respect thereto;

                  (x) except for increases in accordance with normal past practice, increase in any manner the compensation or fringe benefits of any of its officers, directors or key employees, or materially increase the foregoing in respect of any other employees; enter into any commitment to pay any pension, stay bonus, retirement, termination or severance benefit to any such officers, employees, or directors, or make any material commitment to pay any of the foregoing to any employees; adopt or commit itself to any new benefit, compensation or stock option plan or arrangement; or amend, supplement, or accelerate the timing of payments or vesting under, or otherwise materially amend or supplement any existing benefit, stock option, profit sharing, insurance or compensation plan or arrangement (other than as may be required by applicable law);

                  (xi) change any of the accounting methods used by HCIA or any of its subsidiaries unless required by generally accepted accounting principles;

                  (xii) permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to the Acquiror;

                  (xiii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of HCIA and its consolidated subsidiaries;

                  (xiv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of HCIA or any of its subsidiaries (other than the Merger); or

                  (xv) authorize, or commit or agree to take, any of the foregoing actions or recommend, propose or announce an intention to do any of the foregoing

            (b) OTHER ACTIONS. Except as required by law, Acquiror and HCIA shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

            (c) ADVICE OF CHANGES. Acquiror and HCIA shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of such party's representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

      SECTION 4.2  NO SOLICITATION BY HCIA.

            (a) Neither HCIA nor any of its subsidiaries shall (and HCIA shall not permit its officers, directors, employees, representatives and agents, including, but not limited to, its investment bankers, attorneys and accountants) directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than the Acquiror, the LLC or any of their representatives) concerning any proposal or offer to acquire 10% or more of the assets of HCIA or any of its subsidiaries or any capital stock of HCIA or any of its subsidiaries, whether by merger, tender offer, exchange offer, sale of assets or similar transaction involving HCIA or any subsidiary, or any division or operating or principal business unit of HCIA (an "Acquisition Proposal"), except that nothing contained in this Section 4.2 or any other provision hereof shall prohibit HCIA or HCIA's Board of Directors from (i) taking and disclosing to HCIA's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure to HCIA's stockholders as, in the good faith judgment of the Board, after receiving written advice from legal counsel to HCIA, is required under applicable law, provided that HCIA may not, except as permitted by Section 4.2(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal. HCIA and its representatives shall immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing,
(a) HCIA may furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements if in the opinion of the Board of Directors, after receipt of written advice from legal counsel to HCIA, the failure to provide such information would result in a significant possibility that the Board of Directors would breach or violate its fiduciary duties to HCIA's stockholders under applicable law, and (b) HCIA may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Board of Directors of HCIA relating to any such transaction which the Board of Directors determines in good faith, after consultation with its financial advisors, represents a superior transaction to the Merger and is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and (y) in the opinion of the Board of Directors of HCIA, after receipt of written advice from legal counsel to HCIA, the failure to engage in such discussions or negotiations would result in a significant possibility that the Board of Directors would breach or violate its fiduciary duties to HCIA's stockholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). HCIA shall immediately notify the Acquiror in writing of the existence of any proposal or inquiry received by HCIA and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction and thereafter shall keep the Acquiror fully informed on a current basis of any changes in the status and content of any such proposals.

            (b) Except as set forth herein, neither the Board of Directors of HCIA nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Acquiror, the LLC or the Merger Sub, the approval or recommendation by the Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the Closing Date, the Board of Directors of HCIA may (subject to the terms of this and the following sentence) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an Agreement with respect to a Superior Proposal, in each case at any time after the tenth business day following the Acquiror's receipt of written notice from HCIA advising the Acquiror that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; provided, however, that HCIA shall not enter into an agreement with respect to a Superior Proposal unless HCIA shall have furnished the Acquiror with written notice not later than ten business days in advance of any date that it intends to enter into such agreement and shall have caused its financial and legal advisors to negotiate in good faith with the Acquiror during such ten business day period to make such adjustments in the terms and conditions of this Agreement as would enable HCIA to proceed with the transactions contemplated hereby on such adjusted terms.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      SECTION 5.1 ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the Non-Disclosure Agreement, dated April 27, 1999, entered into by HCIA and the Acquiror (the "Non-Disclosure Agreement") and subject to applicable law, HCIA shall, and shall cause its respective subsidiaries to, afford to Acquiror and its officers, employees, accountants, counsel, financing sources, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records (provided that such access shall not materially interfere with the business or operations of
HCIA) and, during such period, HCIA shall, and shall cause each of its subsidiaries to, furnish promptly to Acquiror (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Acquiror and its representatives may reasonably request. No review pursuant to this Section 5.1 shall affect any representation or warranty given by HCIA hereunder. Acquiror will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Non-Disclosure Agreement.

      SECTION 5.2  BEST EFFORTS.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers, and any necessary or appropriate financing arrangements, from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything to the contrary in this Agreement, neither HCIA nor Acquiror shall be required to hold separate (including by trust or otherwise) or divest any of their respective businesses or assets, or enter into any consent decree or other agreement that would materially restrict either HCIA or Acquiror in the conduct of its business as heretofore conducted.

            (b) HCIA and the Acquiror shall take all actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

            (c) In connection with and without limiting the foregoing, Acquiror and HCIA shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to such agreements or transactions, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

      SECTION 5.3  INDEMNIFICATION, EXCULPATION AND INSURANCE.

            (a) For three years after the Effective Time, Acquiror agrees to maintain in effect in accordance with their terms all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing as of the date of this Agreement in favor of the current or former directors or officers of HCIA and its subsidiaries as provided in their respective certificates or articles of incorporation or bylaws (or comparable organizational documents) and any indemnification agreements of HCIA.

            (b) In the event that Acquiror or any of its successors or assigns
(i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Acquiror assume the obligations set forth in this
Section 5.3.

            (c) Acquiror shall provide to HCIA's current directors and officers, for a period of at least two years after the Effective Time, liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by HCIA's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable in any material respect than those of such policy in effect on the date hereof.

            (d) The provisions of this Section 5.3 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

      SECTION 5.4  FEES AND EXPENSES.

            (a) Except as set forth in this Section 5.4, Section 7.2 and Section 8.11, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Acquiror and HCIA shall each bear and pay fifty percent (50%) of the costs, fees and expenses incurred in connection with (i) the filing, printing and mailing of the Proxy Statement and (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees).

      SECTION 5.5 PUBLIC ANNOUNCEMENTS. HCIA and Acquiror will consult with each other before issuing, and provide each other with the opportunity to review, comment upon and concur with, and use commercially reasonable best efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or stock market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in a form to be mutually agreed to by the parties hereto.

      SECTION 5.6 CONVEYANCE TAXES. HCIA and Acquiror shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

      SECTION 5.7 EMPLOYEE BENEFITS. Acquiror shall be responsible for perpetuating the group health plan continuation coverages pursuant to Section 4980B of the Code and Sections 601 through 609 of ERISA ("COBRA") for all employees of HCIA and their eligible dependents, including such individuals who experienced a qualifying event under the COBRA rules prior to the Effective Time.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

            (a) STOCKHOLDER APPROVAL. The HCIA Stockholder Approval shall have been obtained.

            (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

            (c) GOVERNMENTAL, REGULATORY AND OTHER APPROVALS. (i) Other than the filing of the Articles of Merger provided for under Section 1.3 and filings pursuant to the HSR Act (which are addressed in Section 6.1(b)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required of Acquiror, HCIA or any of their subsidiaries to consummate the Merger and the other transactions contemplated hereby (together with the matters contemplated by Section 6.1(b), the "Requisite Regulatory Approvals") shall have been obtained and (ii) except as would not have a material adverse effect on any of Acquiror, HCIA or the Surviving Corporation, the consents and approvals set forth in Sections 3.1(b) and Section 3.2(d) hereof shall have been obtained or shall no longer be required.

            (d) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) declaring this Agreement to be unenforceable in any material respect or preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a material adverse effect on Acquiror or HCIA, as applicable; provided, however, that each of the parties shall have used the best efforts required by Section 5.2(a) to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered. There shall not be any threatened or pending suit, action or proceeding by any Governmental Entity against the Merger Sub, the LLC, the Acquiror, HCIA or any subsidiary of HCIA (A) seeking to prohibit or impose any material limitations on the Acquiror or the Merger Sub's ownership or operation (or that of any of their respective subsidiaries or affiliates) of all or a material portion of their or HCIA's businesses or assets, or to compel HCIA or the Merger Sub or their respective subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of HCIA or the Acquiror and their respective subsidiaries, (B) seeking to restrain or prohibit the consummation of the Merger or the performance of any of the other transactions contemplated by this Agreement or the Voting Agreement, or seeking to obtain from HCIA, the Acquiror or the Merger Sub any damages that are material in relation to HCIA and its subsidiaries taken together as a whole, (C) seeking to impose material limitations on the ability of the Merger Sub, or render the Merger Sub unable, to accept for payment, pay for or purchase some or all of the shares of HCIA Common Stock pursuant to the Merger or (D) which otherwise would prohibit the consummation of the Merger.

      SECTION 6.2 CONDITIONS TO OBLIGATIONS OF HCIA. The obligation of HCIA to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Acquiror set forth herein shall be true and correct in all respects, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on the Acquiror.

            (b) PERFORMANCE OF OBLIGATIONS OF ACQUIROR. Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (c) OPINION. HCIA shall have received an opinion of Proskauer Rose LLP, counsel to the Acquiror, the LLC and the Merger Sub, or from the in-house general counsel of such entities, substantially in the form of Exhibit 6.2 (c).

            (d) CERTIFICATE. The Acquiror shall have delivered a certificate, dated as of the Closing, to HCIA executed on its behalf by its Managing Member to the effect that the conditions set forth in Section 6.2(a) and (b) have been satisfied by the Acquiror.

      SECTION 6.3 CONDITIONS TO OBLIGATIONS OF ACQUIROR. The obligation of Acquiror to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of HCIA set forth herein shall be true and correct in all respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality," or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on HCIA and any of its subsidiaries taken as a whole.

            (b) PERFORMANCE OF OBLIGATIONS OF HCIA. HCIA shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

            (c) HCIA RIGHTS AGREEMENT. The HCIA Rights issued pursuant to the HCIA Rights Agreement shall have been terminated or shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of such agreement.

            (d) OPINION. The Acquiror shall have received an opinion of Whiteford, Taylor & Preston L.L.P., counsel to HCIA and its subsidiaries, substantially in the form of Exhibit 6.3(d); and

            (e) MATERIAL ADVERSE CHANGE. Since the date of this agreement there shall not have occurred any changes, events or occurrences that would or would reasonably be expected to result, individually or in the aggregate, in a material adverse effect on HCIA and its subsidiaries taken as a whole.

            (f) CONSENTS. All consents required under the December 6, 1995 Informix Software, Inc. contract to keep such contract in full force and effect following the consummation of the Merger shall have been obtained without any terms or conditions that the Acquiror determines in its sole discretion to be unreasonably burdensome to the Acquiror, LLC or the Merger Sub or the operations of HCIA on a going forward basis, and shall be in effect as of the Effective Time.

            (g) CERTIFICATE. HCIA shall have delivered a certificate, dated as of the Closing, to the Acquiror executed on its behalf by its President to the effect that the conditions set forth in Section 6.3(a), (b), (c) and (e) have been satisfied by HCIA.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

      SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, and except in the case of Sections 7.1(e) or 7.1(g) whether before or after the HCIA Stockholder Approval:

            (a)   by mutual written consent of HCIA and the Acquiror;

            (b) by either HCIA or the Acquiror:

                  (i) if the Merger shall not have been consummated by December 31, 1999; provided however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                  (ii) if the HCIA Stockholder Approval shall not have been obtained at an HCIA Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

                  (iii) if any Restraint having any of the effects set forth in
Section 6.1(d) shall be in effect and shall have become final and nonappealable, or if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have used the best efforts required by Section 5.2(a) to prevent the entry of and to remove such Restraint or to obtain such Requisite Regulatory Approval, as the case may be;

            (c) by HCIA (provided that HCIA is not then in breach of any representation, warranty, covenant or other agreement contained herein), if Acquiror shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured by Acquiror or is not cured within 30 days of written notice thereof from HCIA;

            (d) the Acquiror (provided that Acquiror is not then in breach of any representation, warranty, covenant or other agreement contained herein), if HCIA shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by HCIA or is not cured within 30 days of written notice thereof from the Acquiror;

            (e) by the Acquiror, at any time prior to the HCIA Stockholders' Meeting, if the HCIA Board of Directors shall have (A) failed to include in the Proxy Statement to the stockholders of HCIA its recommendation without modification or qualification that such stockholders approve this Agreement and the transactions contemplated hereby, or (B) subsequently withdrawn such recommendation or (C) modified or qualified such recommendation in a manner adverse to the interests of Acquiror;

            (f) by the Acquiror if the Board of Directors of HCIA shall have failed to take any of the actions contemplated by Section 1.6 as a result of the exercise of its rights under Section 1.6(e); or

            (g) by HCIA if it enters into a definitive agreement in connection with a Superior Proposal in accordance with Section 4.2(b).

      SECTION 7.2  EFFECT OF TERMINATION.

            (a) In the event of termination of this Agreement as provided in
Section 7.1 hereof, and subject to the provisions of Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in this Section 7.2 and in Sections 3.1(d), 3.2(n), 5.3 and 5.4 hereof, and (ii) nothing herein shall relieve any party from liability for fraud, or any willful breach hereof.

             (b) If this Agreement is terminated (i) by Acquiror pursuant to
Section 7.1(e) hereof, (ii) by Acquiror pursuant to Section 7.1(d) hereof, including, without limitation, as a result of HCIA's breach of Sections 4.2 or
1.6 hereof which, in the case of Section 1.6 only, is not cured within 30 days after notice thereof to HCIA, (iii) by Acquiror pursuant to Section 7.1(f) hereof, or (iv) by HCIA pursuant to Section 7.1(g) hereof, and, (1) prior to the termination of this Agreement, an Acquisition Proposal at a price and on terms at least as favorable to the stockholders of HCIA as the Merger shall have been made, and within one year of such termination HCIA consummates such Acquisition Proposal or (2) within 18 months of such termination HCIA enters into an agreement for a different Acquisition Proposal (whether or not with a party that had previously made an Acquisition Proposal to HCIA), in either case at a price and on terms at least as favorable to the stockholders of HCIA as the Merger, then HCIA shall pay to the Acquiror (concurrently with such termination, in the case of a termination pursuant to Section 7.1(g) hereof), and not later than the consummation of such Acquisition Proposal in any other event) a fee (the "Termination Fee") in an amount equal to 3 1/2% of the aggregate Merger Consideration payable to all of the stockholders of HCIA pursuant to the terms hereof plus an amount up to $1,000,000 to reimburse the Acquiror for all of its costs, fees and expenses (including, without limitation, all legal, investment banking and accounting costs, fees and expenses) in connection with the Merger and this Agreement (the "Expense Reimbursement Payment").

            (c) If the Agreement shall terminate for any reason, other than as provided in Sections 7.1(a), 7.1(c) or 7.2(b) hereof, then HCIA shall pay to the Acquiror up to $1,000,000 to reimburse the Acquiror for all of its costs, fees and expenses (including, without limitation, all legal, investment banking and accounting costs, fees and expenses) incurred in connection with this Agreement, such payment to be made no later than one business day following the date of delivery of the notice of termination to the other party.

            (d) HCIA and Acquiror agree that the agreements contained in Section 7.2(b) and Section 7.2(c) above (i) shall be the sole and exclusive remedies of Acquiror against HCIA for termination of the Agreement and Acquiror's remedies against HCIA shall be limited to the sums stipulated in Section 7.2(b) and
Section 7.2(c) regardless of the circumstances giving rise to such termination and (ii) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If HCIA fails to promptly pay any payments due to the Acquiror under Section 7.2(b) or 7.2(c), it shall pay all of the costs, fees and expenses (including all legal costs, fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

      SECTION 7.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties at any time before or after the HCIA Stockholder Approval; provided, however, that after any such approval, there may not be, without further approval of the stockholders of HCIA, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of HCIA Common Stock hereunder, or which by law otherwise expressly requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by each of the parties' hereto.

      SECTION 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may, subject to the proviso of Section 7.3 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 7.4 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      SECTION 8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)   if to HCIA, to:  HCIA Inc.
                                300 East Lombard Street
                                Suite 1700
                                Baltimore, Maryland 21202
                                Telecopy No.: (410) 837-0681
                                Attention:  Charles A. Berardesco, Esq.
                                            Senior Vice President and
                                            General Counsel
                  with a copy to: Whiteford, Taylor & Preston L.L.P.
                                  Seven Saint Paul Street
                                  Baltimore, Maryland 21202
                                  Telecopy No.: (410) 347-9478
                                  Attention:  D. Scott Freed, Esq.

                  and to:         Latham & Watkins
                                  1001 Pennsylvania Avenue, N.W.
                                  Suite 1300
                                  Washington D.C. 20004
                                  Telecopy No. (202) 637-2201
                                  Attention: Bruce E. Rosenblum, Esq.

            (b)   if to Acquiror, the LLC or the Merger Sub to:
                                  c/o VS&A Communications Partners III, L.P.
                                  350 Park Avenue
                                  New York, N.Y. 10022
                                  Telecopy No.: (212) 935-0877
                                  Attention: Jeffrey Stevenson,
                                             Senior Managing Member

                  with a copy to: VS&A Communications Partners III, L.P.
                                  350 Park Avenue
                                  New York, N.Y. 10022
                                  Telecopy No.: (212) 486-3091
                                  Attention: Jonathan Drucker, Esq.,
                                             General Counsel

                  and to:         Proskauer Rose LLP
                                  1585 Broadway
                                  New York, New York 10036
                                  Telecopy No.: (212) 969-2900
                                  Attention: Bertram A. Abrams, Esq.


      SECTION 8.3  DEFINITIONS.  For purposes of this Agreement:

            (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

            (b) "best knowledge" of any person which is not an individual means the knowledge of such person's directors and executive officers after due inquiry with respect thereto;

            (c) "material adverse effect" when used in connection with Acquiror or HCIA means any change or effect that is materially adverse to the financial condition, results of operations, business, properties, assets or liabilities of such party and its subsidiaries taken as a whole.

            (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

            (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) which is owned directly or indirectly by such first person.

      SECTION 8.4 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings used herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

      SECTION 8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 8.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents, exhibits, disclosure schedules and the other documents and instruments referred to herein) and the Non-Disclosure Agreement (a) constitute the entire agreement among the parties hereto, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.3 are not intended to confer upon any person other than the parties any rights or remedies.

      SECTION 8.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      SECTION 8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that the Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to the Acquiror, the LLC or to any indirect or direct wholly owned subsidiary or parent of the LLC. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      SECTION 8.9 HEADINGS, ETC. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 8.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall promptly negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

      SECTION 8.11 TRANSFER AND SIMILAR TAXES. Notwithstanding any other provision of this Agreement to the contrary, each of the stockholders of HCIA shall be solely responsible for the payment of any sales, use, privilege, transfer, documentary, gains, stamp, duties, recording and similar taxes and fees (including any penalties, interest and additions to such fees) incurred in connection with such stockholder's sale of shares of HCIA Common Stock to the Merger Sub pursuant to this Agreement and for the accurate filing of all necessary tax returns and other documentation with respect to any transfer tax.

      IN WITNESS WHEREOF, HCIA, Acquiror, LLC and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   HCIA INC.


                                   By: /s/ George D. Pillari
                                      ----------------------
                                         George D. Pillari
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer


                                   VS&A Communications Partners III, L.P.
                                   By: VS&A EQUITIES III, L.L.C.,
                                       its General Partner


                                   By: /s/ Jeffrey T. Stevenson
                                      -------------------------
                                   Name: Jeffrey T. Stevenson
                                   Title: Senior Managing Member


                                   VS&A-HCIA, L.L.C.


                                   By: /s/ Jeffrey T. Stevenson
                                       ------------------------
                                         Jeffrey T. Stevenson
                                         --------------------
                                         Managing Member
                                         ---------------


                                   VS&A-HCIA, INC.


                                   By: /s/ Jeffrey T. Stevenson
                                       ------------------------
                                       Jeffrey T. Stevenson
                                       --------------------
                                       President
                                       ---------